Exhibit 99.1

Eversource Energy Reports Full-Year & Fourth Quarter 2024 Results

HARTFORD, Conn. and BOSTON, Mass. (February 11, 2025) – Eversource Energy (NYSE: ES) today reported full-year 2024 earnings of $811.7 million, or $2.27 per share, compared with a full-year 2023 loss of $(442.2) million, or $(1.26) per share. Eversource also reported fourth quarter 2024 earnings of $72.5 million, or $0.20 per share, compared with a fourth quarter 2023 loss of $(1,288.5) million, or $(3.68) per share. Non-GAAP recurring earnings totaled $1,634.0 million1, or $4.57 per share1, for the full-year 2024, and $370.8 million1, or $1.01 per share1, in the fourth quarter of 2024, compared with $1,517.7 million1, or $4.34 per share1, for the full-year 2023 and $333.5 million1, or $0.95 per share1, in the fourth quarter of 2023. The Company’s 2024 updated non-GAAP recurring earnings guidance was between $4.52 per share and $4.60 per share.

Results for the full-year 2024 include an aggregate net after-tax loss of $524.0 million, or $1.47 per share, related to Eversource Energy completing the sales of its offshore wind investments. Also, in the fourth quarter of 2024, the Company recorded an after-tax loss of $298.3 million related to the pending sale of the Aquarion Water Company. The full year 2024 impact of this expected loss is $0.83 per share while the fourth quarter 2024 impact is $0.81 per share. Results for the full-year and fourth quarter of 2023 include after-tax impairment charges of $1,953.0 million, or $5.58 per share, and $1,622.0 million, or $4.63 per share, respectively, related to Eversource Energy’s write-down to fair value of its offshore wind investment. In addition, results for the full-year 2023 included other after-tax non-recurring charges that totaled $6.9 million, or $0.02 per share. These impacts are excluded from non-GAAP recurring earnings.

“In 2024, the diverse and talented people of Eversource once again distinguished themselves by achieving operational excellence and delivering solid financial results for our customers and shareholders,” said Chairman, President, and Chief Executive Officer Joe Nolan. “We worked hard to advance our region’s clean energy future, improve the already strong reliability and resiliency of our delivery networks, and enhance our customer experience."

“With the strategic decision to divest Aquarion, which is expected to close by late 2025, we will greatly strengthen our balance sheet and continue to focus on our regulated electric and natural gas utility businesses. While we see some headwinds in 2025, we also have extensive and attractive opportunities for system investments, as evidenced by a 10 percent increase in our five-year investment plan through 2029, that will strengthen the infrastructure in our region and support the growth of clean energy. We believe these opportunities will enable us to achieve our long-term growth rate of 5 to 7 percent,” Nolan added.

Eversource Energy’s annual projection for 2025 earnings is between $4.67 per share and $4.82 per share. The Company also expects that its cumulative long-term earnings per share growth rate would be in the range of 5 to 7 percent through 2029, using 2024 non-GAAP results of $4.57 per share1 as the base year. Eversource introduced its new five-year $24.2 billion investment plan for the years 2025 to 2029, excluding any capital investments related to Aquarion Water Company, which is an increase of nearly 10 percent or $2.1 billion dollars over its previous plan of $22.1 billion for the years 2024 to 2028. This increase is primarily due to higher transmission investment for the development of future substations and replacements for aging infrastructure.

Eversource expects to raise $1.2 billion of equity, excluding the annual equity issuances related to its dividend reinvestment and equity compensation programs, over its forecast period of 2025-2029. The majority of this equity is expected to be raised in the latter half of the forecast period.

Electric Transmission

Eversource Energy’s transmission segment earned $724.6 million in 2024, compared with earnings of $643.4 million in 2023. Transmission earnings were $184.0 million in the fourth quarter of 2024, compared with $167.0 million in the fourth quarter of 2023. Transmission segment results improved primarily due to a higher level of investment in Eversource’s electric transmission system.

Electric Distribution

Eversource Energy’s electric distribution segment earned $631.7 million in 2024, compared with earnings of $608.0 million in 2023. Electric distribution earned $110.4 million in the fourth quarter of 2024, compared with earnings of $103.7 million in the fourth quarter of 2023. Improved full-year and fourth-quarter results were due primarily to higher revenues from base distribution rate increases for Eversource’s Massachusetts and New Hampshire electric businesses and continued investments in Eversource’s distribution system, partially offset by higher non-tracked operations and maintenance (O&M), interest, depreciation and property tax expense, as well as a higher effective tax rate. Full-year results were also impacted by the absence of the prior year benefit related to a favorable regulatory decision in New Hampshire.

Natural Gas Distribution

Eversource Energy’s natural gas distribution segment earned $291.0 million in 2024, compared with earnings of $224.8 million in 2023. Natural gas distribution earned $103.4 million in the fourth quarter of 2024, compared with earnings of $76.5 million in the fourth quarter of 2023. Improved full-year and fourth-quarter results were due primarily to higher revenues from base distribution rate increases at Eversource’s Massachusetts natural gas businesses and continued investments in Eversource’s natural gas infrastructure, partially offset by higher depreciation, interest and property tax expense. Full-year results also benefited from lower non-tracked O&M expense and a lower effective tax rate.

Water Distribution

Eversource Energy’s water distribution segment, excluding the loss on the pending sale noted above, earned $44.6 million1 in 2024, compared with earnings of $33.1 million in 2023. Water distribution earned $7.5 million1 in the fourth quarter of 2024, compared with earnings of $5.7 million in the fourth quarter of 2023. Improved full-year and fourth-quarter results were due primarily to lower depreciation expense resulting from lower depreciation rates ordered by PURA in its final decision in the Aquarion CT rate case, partially offset by lower authorized revenues. Results for both periods also reflect lower interest expense resulting from the repayment of debt that matured in August 2024, partially offset by higher year-to-date O&M expense.

Eversource Parent and Other Companies

Eversource Energy parent and other companies’ earnings, excluding the losses on the offshore wind investments and transaction and other charges noted above, were $(57.9) million1 in 2024 and $8.4 million1 in 2023. The earnings were $(34.5) million1 in the fourth quarter of 2024 and $(19.4) million1 in the fourth quarter of 2023. Losses in both periods are primarily the result of higher interest expense, partially offset by a lower effective tax rate. Full-year results also reflect the absence of the prior year net benefit from the disposition of Eversource's interest in a clean energy fund.

Eversource Energy Consolidated Earnings

The following table reconciles 2024 and 2023 fourth quarter and full-year GAAP earnings per share:

		Fourth Quarter	Full Year
2023	Reported GAAP EPS	$(3.68)	$(1.26)
	Higher electric transmission segment earnings in 2024, net of share dilution	0.03	0.19
	Higher electric distribution segment revenues, partially offset by higher non-tracked O&M, interest, depreciation, property taxes, higher effective tax rate and share dilution, and the year-to-date (YTD) absence of a prior year regulatory benefit in New Hampshire	—	0.03
	Higher natural gas distribution segment revenues and lower YTD non-tracked O&M, partially offset by higher depreciation, interest, property taxes and share dilution	0.06	0.17
	Higher water distribution segment earnings due to lower depreciation and interest expense, partially offset by higher YTD O&M and lower authorized revenues	0.01	0.03
	At parent and other companies, higher interest expense, partially offset by a lower effective tax rate, as well as the YTD absence of a prior year benefit from the liquidation of an investment in a clean energy fund	(0.04)	(0.19)
	Losses on Offshore Wind Investments, and absence of transaction and other charges from 2023	4.63	4.13
	Loss on pending sale of the water distribution business	(0.81)	(0.83)
2024	Reported GAAP EPS	$0.20	$2.27

Financial results for the fourth quarter and full-year 2024 and 2023 for Eversource Energy’s business segments and parent and other companies are noted below:

Three months ended:

(in millions, except EPS)	December 31, 2024	December 31, 2023	Increase/ (Decrease)	2024 EPS [1]	2023 EPS [1]	Increase/ (Decrease)
Electric Transmission	$184.0	$167.0	$17.0	$0.50	$0.47	$0.03
Electric Distribution	110.4	103.7	6.7	0.30	0.30	—
Natural Gas Distribution	103.4	76.5	26.9	0.28	0.22	0.06
Water Distribution [1]	7.5	5.7	1.8	0.02	0.01	0.01
Parent and Other Companies [1]	(34.5)	(19.4)	(15.1)	(0.09)	(0.05)	(0.04)
Loss on Offshore Wind Investments	—	(1,622.0)	1,622.0	—	(4.63)	4.63
Loss on pending sale of the water distribution business	(298.3)	—	(298.3)	(0.81)	—	(0.81)
Reported Earnings/(Loss)	$72.5	$(1,288.5)	$1,361.0	$0.20	$(3.68)	$3.88

Full year ended:

(in millions, except EPS)	December 31, 2024	December 31, 2023	Increase/ (Decrease)	2024 EPS [1]	2023 EPS [1]	Increase/ (Decrease)
Electric Transmission	$724.6	$643.4	$81.2	$2.03	$1.84	$0.19
Electric Distribution	631.7	608.0	23.7	1.77	1.74	0.03
Natural Gas Distribution	291.0	224.8	66.2	0.81	0.64	0.17
Water Distribution [1]	44.6	33.1	11.5	0.12	0.09	0.03
Parent and Other Companies [1]	(57.9)	8.4	(66.3)	(0.16)	0.03	(0.19)
Losses on Offshore Wind Investments	(524.0)	(1,953.0)	1,429.0	(1.47)	(5.58)	4.11
Loss on pending sale of the water distribution business	(298.3)	—	(298.3)	(0.83)	—	(0.83)
Transaction and other charges	—	(6.9)	6.9	—	(0.02)	0.02
Reported Earnings/(Loss)	$811.7	$(442.2)	$1,253.9	$2.27	$(1.26)	$3.53

Eversource Energy has approximately 367 million common shares outstanding and operates New England’s largest energy delivery system. It serves approximately 4.6 million electric, natural gas and water customers in Connecticut, Massachusetts and New Hampshire.

CONTACT:

Rima Hyder

(781) 441-8062

Note: Eversource Energy will webcast a conference call with senior management on February 12, 2025, beginning at 9 a.m. Eastern Time. The webcast and associated slides can be accessed through Eversource Energy’s website at www.eversource.com or via this link https://edge.media-server.com/mmc/p/myr8izgk/.

1 All per-share amounts in this news release are reported on a diluted basis. The only common equity securities that are publicly traded are common shares of Eversource Energy. The earnings discussion includes financial measures that are not recognized under generally accepted accounting principles (non-GAAP) referencing earnings and EPS excluding losses on the sales and impairments of the offshore wind equity method investments, a loss on the pending sale of the Aquarion water distribution business, a loss on the disposition of land that was initially acquired to construct the Northern Pass Transmission project and was subsequently abandoned, and certain transaction and transition costs. EPS by business is also a non-GAAP financial measure and is calculated by dividing the net income attributable to common shareholders of each business by the weighted average diluted Eversource Energy common shares outstanding for the period. The earnings and EPS of each business do not represent a direct legal interest in the assets and liabilities of such business, but rather represent a direct interest in Eversource Energy’s assets and liabilities as a whole. Eversource Energy uses these non-GAAP financial measures to evaluate and provide details of earnings results by business and to more fully compare and explain results without including these items. This information is among the primary indicators management uses as a basis for evaluating performance and planning and forecasting of future periods. Management believes the impacts of the losses on the offshore wind equity method investments, the loss on the pending sale of the Aquarion water distribution business, the loss on the disposition of land associated with an abandoned project, and transaction and transition costs are not indicative of Eversource Energy's ongoing costs and performance. Management views these charges as not directly related to the ongoing operations of the business and therefore not an indicator of baseline operating performance. Due to the nature and significance of the effect of these items on net income attributable to common shareholders and EPS, management believes that the non-GAAP presentation is a more meaningful representation of Eversource Energy's financial performance and provides additional and useful information to readers of this report in analyzing historical and future performance of the business. These non-GAAP financial measures should not be considered as alternatives to reported net income attributable to common shareholders or EPS determined in accordance with GAAP as indicators of Eversource Energy's operating performance.

This document includes statements concerning Eversource Energy’s expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, future financial performance or growth and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the U. S. federal securities laws. Generally, readers can identify these forward-looking statements through the use of words or phrases such as “estimate,” “expect,” “pending,” “anticipate,” “intend,” “plan,” “project,” “believe,” “forecast,” “would,” “should,” “could” and other similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward-looking statements. Forward-looking statements are based on the current expectations, estimates, assumptions or projections of management and are not guarantees of future performance. These expectations, estimates, assumptions or projections may vary materially from actual results. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors that may cause our actual results or outcomes to differ materially from those contained in our forward-looking statements, including, but not limited to cyberattacks or breaches, including those resulting in the compromise of the confidentiality of our proprietary information and the personal information of our customers; the ability to qualify for investment tax credits and investment tax credit adders; variability in the costs and final investment returns of the Revolution Wind and South Fork Wind offshore wind projects as it relates to the purchase price post-closing adjustment under the terms of the sale agreement for these projects; disruptions in the capital markets or other events that make our access to necessary capital more difficult or costly; changes in economic conditions, including impact on interest rates, tax policies, and customer demand and payment ability; ability or inability to commence and complete our major strategic development projects and opportunities; acts of war or terrorism, physical attacks or grid disturbances that may damage and disrupt our electric transmission and electric, natural gas, and water distribution systems; actions or inaction of local, state and federal regulatory, public policy and taxing bodies; substandard performance of third-party suppliers and service providers; fluctuations in weather patterns, including extreme weather due to climate change; changes in business conditions, which could include disruptive technology or development of alternative energy sources related to our current or future business model; contamination of, or disruption in, our water supplies; changes in levels or timing of capital expenditures; changes in laws, regulations, Presidential executive orders or regulatory policy, including compliance with environmental laws and regulations; changes in accounting standards and financial reporting regulations; actions of rating agencies; and other presently unknown or unforeseen factors.

Other risk factors are detailed in Eversource Energy’s reports filed with the Securities and Exchange Commission (SEC). They are updated as necessary and available on Eversource Energy’s website at www.eversource.com and on the SEC’s website at www.sec.gov and management encourages you to consult such disclosures.

All such factors are difficult to predict and contain uncertainties that may materially affect Eversource Energy’s actual results, many of which are beyond our control. You should not place undue reliance on the forward-looking statements, as each speaks only as of the date on which such statement is made, and, except as required by federal securities laws, Eversource Energy undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.